Exhibit 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F of Vertical Aerospace Ltd. (the “Company”) for the year ended December 31, 2024 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d- 14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, John Maloney, interim Principal Financial Officer of the Company, certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ John Maloney
John Maloney
Interim Principal Financial Officer

Date: March 11, 2025